 Exhibit 6(i)

THIS DOCUMENT WAS PREPARED
BY AND AFTER RECORDING
SHOULD BE RETURNED TO:
Justin M. Newman
Thompson Coburn LLP
55 East Monroe Street
37th Floor
Chicago, IL 60603

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (the "Agreement") is made and entered into as of the 21st day of July, 2021 by and among BARRINGTON BANK & TRUST COMPANY, N.A., ("Lender"), RF GROCERY, LLC, an Illinois limited liability company (“Original Borrower"), GK DST – RIVER FOREST GROCERY, a Delaware statutory trust (herein called "New Borrower") and GK DEVELOPMENT, INC., an Illinois corporation, d/b/a GK REAL ESTATE ("Guarantor").

WITNESSETH:

WHEREAS, Original Borrower was the owner of certain real estate (the "Premises") commonly known as 7501 West North Avenue, which is located in River Forest, Cook County, State of Illinois and more particularly described on Exhibit A attached hereto and made a part hereof; and

WHEREAS, Original Borrower has transferred the Premises to New Borrower; and

WHEREAS, Lender has heretofore made a mortgage loan (the "Loan") to Original Borrower in the stated principal sum of Five Million One Hundred Ninety Thousand Dollars and No Cents ($5,190,000.00); and

WHEREAS, the Loan is evidenced and secured by the following documents in favor of Lender (hereinafter defined and all other documents evidencing, securing or otherwise governing the Loan are collectively referred to as the "Loan Documents") each of which is dated as of July 17, 2020 unless otherwise stated:

(a)  Note (the " Note") made by Original Borrower in the stated principal sum of Five Million One Hundred Ninety Thousand Dollars and No Cents ($5,190,000.00);

(b)  Guaranty of Non-Recourse Carve-Outs (the “Guaranty”) made by Guarantor to Lender;

(c)  Mortgage (the "Mortgage") made by Original Borrower encumbering the Premises and the improvements thereon and all other property, assets and collateral therein described, which Mortgage was recorded in the Office of the Recorder of Deeds of Cook County, Illinois (herein called the "Recorder's Office") as Document No. 2020216123;

(d)  Assignment of Rents and Leases made by Original Borrower to Lender, recorded in the Recorder’s Office as Document No. 2020216124;

(e)  Security Agreement made by Original Borrower to Lender;

(f)  Undated Uniform Commercial Code Financing Statements made by Original Borrower, as debtor, to Lender, as secured party, recorded in the Recorder's Office as Document No. 2020216125 and filed with the Illinois Secretary of State as Document No. 26105404;

(g)  Environmental Indemnity Agreement made by Original Borrower and Guarantor in favor of Lender; and

(h)  Closing Certificate made by Original Borrower and Guarantor in favor of Lender; and

WHEREAS, Lender, Original Borrower, New Borrower and Guarantor have agreed to certain modifications to the Loan Documents; and

WHEREAS, the agreements of the parties are set forth herein and limited to this Agreement.

AGREEMENT

NOW, THEREFORE, for valuable considerations, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.           Preambles. The preambles hereto are incorporated herein by reference as fully and with the same force and effect as if each and every term, provision and condition thereof was specifically recited herein at length.

Definitions. All terms herein not otherwise defined shall have the same meanings as in the Note, Mortgage and in the other Loan Documents.

3.           New Borrower. In consideration of Lender consenting to the transfer of the Premises from Original Borrower to New Borrower, New Borrower hereby assumes and accepts all responsibilities, liabilities and obligations of Original Borrower under the Loan Documents. Any reference to Original Borrower in all of the Loan Documents shall mean and refer to New Borrower. Any reference to Borrower or Mortgagor or Assignor in all of the Loan Documents shall mean and refer to New Borrower.

4.           Amendment to Note. In addition to any other modifications contained in this Agreement, the terms of the Note are hereby amended in the Amended and Restated Note of even date herewith to be executed by New Borrower on or before the date of this Agreement. Any reference to the Note in any of the Loan Documents shall hereby be amended to mean and refer to the Amended and Restated Note.

5.           Amendment to Mortgage. The Mortgage is modified to secure the Note as hereby modified and is deemed amended to conform to the terms and provisions hereof and the amendments and modifications to the Loan and Loan Documents effected hereby. New Borrower hereby assumes and accepts all responsibilities, liabilities and obligations of Original Borrower under the Mortgage.

6.           Amendment to Security Agreement. In addition to any other modifications contained in this Agreement, the terms of the Security Agreement are hereby amended in the Amended and Restated Security Agreement of even date herewith to be executed by New Borrower on or before the date of this Agreement. Any reference to the Security Agreement in any of the Loan Documents shall hereby be amended to mean and refer to the Amended and Restated Security Agreement.

7.           Amendment to Guaranty. The Guaranty is modified to secure the Note as hereby modified and is deemed amended to conform to the terms and provisions hereof and the amendments and modifications to the Loan and Loan Documents effected hereby.

8.           Amendment to Loan Documents. The Loan Documents are modified to secure the Note as hereby modified and are deemed amended to conform to the terms and provisions hereof and the amendments and modifications to the Loan and Loan Documents effected hereby.

9.           Continued Priority. In the event that, by virtue of any of the terms, conditions and provisions of this Agreement, a lien or other property interest in the Premises otherwise junior in priority to the liens created by the Loan Documents shall gain superiority over the liens created by the Loan Documents, this Agreement shall, nunc pro tunc, be null and void without further action of the parties hereto to the fullest extent as if it had never been executed, to the end that the priority of the Loan Documents shall not be impaired.

10.         Title Insurance. Concurrent with the execution and delivery hereof by New Borrower, New Borrower agrees to provide Lender with an endorsement to its mortgagee's policy of title insurance ("Title Policy"), which endorsement shall be acceptable to Lender and shall guarantee as of the date hereof that:

(a)           there are no objections to title except (a) general real estate taxes for the year 2020 (second installment) and subsequent years;

(b)           reflects the recording of this Agreement;

(c)           reflects New Borrower as the owner of the Premises; and

(d)           re-dates the effective date of the Title Policy to the date of recording of this Agreement.

11.           Lender Expenses. New Borrower agrees to pay all costs, fees and expenses (including but not limited to reasonable legal fees) incurred by Lender in connection with the preparation of this Agreement. Such of the foregoing as are incurred prior to the execution and delivery of this Agreement shall be paid concurrent with such execution and delivery. All other fees, costs and expenses shall be paid within five (5) business days after notice from Lender of the amount due and the reason therefor.

12.           Non-Waiver. In the event Lender shall at any time or from time to time disburse portions of the Loan without New Borrower first satisfying all conditions precedent set forth herein or in the Loan Documents, Lender shall not thereby be deemed to have waived its right to require such satisfaction of the same or other condition as a condition precedent to its obligations to make further disbursement of the Loan. Any forbearance by Lender in exercising any right or remedy under the Note, Guaranty, Mortgage, or any of the other Loan Documents or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that right or remedy or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any of its rights or remedies under any of the Loan Documents with respect to New Borrower’s and Guarantor’s obligations under the Loan Documents shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13.           Ratification. The Loan Documents are hereby ratified, confirmed and approved and are and shall remain in full force and effect pursuant to the terms and conditions set forth therein, except to the extent otherwise expressly modified hereby. Each of the Loan Documents is hereby modified and amended so that all reference to such documents shall be deemed to be a reference to the Loan Documents as hereby modified and amended.

14.           Joinder of Guarantor. Notwithstanding anything to the contrary contained herein Guarantor has entered into this Agreement for the limited purpose of ratifying and confirming Guarantor’s obligations under the Guaranty, as amended hereby, and to acknowledge that the Guaranty and the other Loan Documents, as amended hereby, remain in full force and effect.

15.           Release. Original Borrower, New Borrower, Guarantor and any other obligor under the Loan, on behalf of themselves and their respective successors and assigns (collectively and individually, the "Mortgagor Parties"), hereby fully, finally and completely release, remise, acquit and forever discharge, and agree to hold harmless Lender and its respective successors, assigns, affiliates, subsidiaries, parents, officers, shareholders, directors, employees, fiduciaries, attorneys, agents and properties, past, present and future, and their respective heirs, successors and assigns (collectively and individually, the "Mortgagee Parties"), of and from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, debts, liens, actions, and causes of action of any and every nature whatsoever, known or unknown, direct or indirect, whether at law, by statute or in equity, in contract or in tort, under state or federal jurisdiction, and whether or not the economic effects of such alleged matters arise or are discovered in the future (collectively, the "claims"), which the Mortgagor Parties have as of the date of this agreement or may claim to have against the Mortgagee Parties, including but not limited to, any claims arising out of or with respect to any and all transactions relating to the Loan or the Loan Documents occurring on or before the date of this Agreement, including but not limited to, any loss, cost or damage of any kind or character arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of the Mortgagee Parties occurring on or before the date of this Agreement. The foregoing release is intended to be, and is, a full, complete and general release in favor of the Mortgagee Parties with respect to all claims, demands, actions, causes of action and other matters described therein, or any other theory, cause of action, occurrence, matter or thing which might result in liability upon the Mortgagee Parties arising or occurring on or before the date of this Agreement. The Mortgagor Parties understand and agree that the foregoing general release is in consideration for the agreements of Lender contained herein and that they will receive no further consideration for such release. Furthermore, each of the Mortgagor Parties represents and warrants to Lender that she, he or it: (i) read this agreement, including without limitation, the release set forth in this section (the "Release Provision"), and understands all of the terms and conditions hereof, and (ii) executes this Agreement voluntarily with full knowledge of the significance of this Release Provision and the releases contained herein and execution hereof. The Mortgagor Parties agree to assume the risk of any and all unknown, unanticipated, or misunderstood claims that are released by this Agreement.

16.           Counterpart. This Agreement may be executed in separate counterparts and such counterparts, taken together, shall constitute a fully executed and enforceable Agreement.

(Remainder of Page Intentionally Blank; Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day, month and year first written above.

LENDER:

BARRINGTON BANK & TRUST
COMPANY, N.A.

By:
Name:
Title:

NEW BORROWER:

GK DST – RIVER FOREST GROCERY, a Delaware statutory trust

By: RIVER FOREST GROCERY – GK SERVICES LLC, a Delaware limited liability company
Its: Signatory Trustee

     By: GK Development, Inc., an Illinois corporation, d/b/a GK Real Estate
     Its: Manager

     By: ________________________

     Name: Garo Kholamian
     Title: President and Sole Director

ORIGINAL BORROWER:

RF GROCERY, LLC, an Illinois limited liability company

By: GK Development, Inc., an Illinois corporation, d/b/a GK Real Estate, its Manager

By: ________________________
Name: Garo Kholamian
Title: President and Sole Director

GUARANTOR:

GK DEVELOPMENT, INC., an Illinois
corporation, d/b/a GK REAL ESTATE

By: ________________________
Name: Garo Kholamian
Title: President and Sole Director

STATE OF ILLINOIS
)

) SS
COUNTY OF COOK
)

I, the undersigned, a Notary Public in and for the county and state aforesaid, do hereby certify that ____________________, the ______________ of Barrington Bank & Trust Company, N.A., personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me in person and acknowledged that they signed, sealed and delivered the said instrument as their own free and voluntary act, and as the free and voluntary act of said Barrington Bank & Trust Company, N.A., for the uses and purposes therein set forth.

Given under my hand and notarial seal this _____ day of _____________, 2021.

Notary Public

STATE OF ILLINOIS
)

) SS
COUNTY OF COOK
)

I, the undersigned, a Notary Public in and for the county and state aforesaid, do hereby certify that Garo Kholamian, the President and Sole Director of GK Development, Inc., an Illinois corporation, d/b/a GK Real Estate, the Manager of River Forest Grocery – GK Services LLC, a Delaware limited liability company, the Signatory Trustee of GK DST – RIVER FOREST GROCERY, a Delaware statutory trust, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me in person and acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary act and as the free and voluntary act of GK DST – RIVER FOREST GROCERY, for the uses and purposes therein set forth.

Given under my hand and notarial seal this ____ day of __________, 2021.

______________________________
Notary Public

STATE OF ILLINOIS
)

) SS
COUNTY OF COOK
)

I, the undersigned, a Notary Public in and for the county and state aforesaid, do hereby certify that Garo Kholamian, the President and Sole Director of GK Development, Inc., an Illinois corporation, d/b/a GK Real Estate, the Manager of RF GROCERY, LLC, an Illinois limited liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me in person and acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary act and as the free and voluntary act of RF GROCERY, LLC, for the uses and purposes therein set forth.

Given under my hand and notarial seal this ____ day of __________, 2021.

______________________________
Notary Public

STATE OF ILLINOIS
)

) SS
COUNTY OF COOK
)

I, the undersigned, a Notary Public in and for the county and state aforesaid, do hereby certify that Garo Kholamian, the President and Sole Director of GK DEVELOPMENT, INC., an Illinois corporation, d/b/a GK REAL ESTATE, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me in person and acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary act and as the free and voluntary act of GK DEVELOPMENT, INC., an Illinois corporation, d/b/a GK REAL ESTATE, for the uses and purposes therein set forth.

Given under my hand and notarial seal this ____ day of _______, 2021.

______________________________
Notary Public

EXHIBIT A

Legal Description

LOTS 1, 2, 3, 4 AND 5 IN BLOCK 3 IN O.C. BRAESE’S SUBDIVISION OF THE EAST ½ OF THE WEST ½ OF THE NORTHEAST ¼ OF SECTION 1, TOWNSHIP 39 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS,

ALSO

LOTS 1, 2, 3, 4 AND 5 IN BLOCK 1 IN WILLIAM H. BECKMAN’S SUBDIVISION OF THE WEST ½ OF THE WEST ½ OF THE NORTHEAST ¼ OF SECTION 1, TOWNSHIP 39 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

Address of Property: 7501 West North Avenue River Forest, IL 60305	Permanent Index Nos.: 15-01-201-025-0000 15-01-201-026-0000